 Exhibit 99.3

Sangamo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Financial Statements

On July 20, 2018, Sangamo Therapeutics, Inc. (the “Company” or “Sangamo”) entered into a Share Purchase Agreement (the “SPA”) with certain shareholders of TxCell S.A., a French société anonyme (“TxCell”), and the Company and TxCell entered into a Tender Offer Agreement (the “TOA”), pursuant to which the Company, directly or through a subsidiary, agreed to acquire 100% of the equity interests of TxCell. On October 1, 2018, the Company completed the acquisition of 13,519,036 ordinary shares of TxCell (“TxCell Ordinary Shares”), representing approximately 53% of the outstanding share capital and voting rights of TxCell, pursuant to the SPA (the “Block Transaction”).

On November 1, 2018, pursuant to the TOA, the Company commenced a cash tender offer (the “Offer”) to acquire all of the TxCell Ordinary Shares not held by the Company or any subsidiary of the Company for the same per share price paid in the Block Transaction (€2.58 or approximately $2.99 per share at an exchange rate of 1.160) (the “Offer Price”).  Following the completion of the Offer on November 23, 2018, the Company initiated compulsory squeeze-out procedures applicable to French public companies to acquire the remaining TxCell Ordinary Shares for the Offer Price.  Pursuant to the Block Transaction, open market purchases, the Offer and the squeeze-out procedures, the Company had acquired a total of 25,047,671 TxCell Ordinary Shares as of the date of filing this Form 8-K/A, representing approximately 98.2% of the outstanding share capital and voting rights of TxCell.

The Company also entered into arrangements with the holders of approximately 475,000 “free shares” of TxCell pursuant to which the Company has the right to purchase (call option) such shares from the holders thereof and such holders have the right to sell (put option) to the Company such shares from time to time through mid-2021 (the “Free Shares Options”). The purchase price for each such free share acquired by the Company upon exercise of a Free Shares Option will be based on the performance of the Company’s stock price from the announcement of the transactions contemplated by the SPA and TOA through the time of purchase (as of November 1, 2018 the Free Shares Options purchase price was valued at €2.58 per share or approximately $2.99 per share using an exchange rate of 1.160). For example, if the Company’s stock price increases during that time period, the Free Shares Options purchase price per share will proportionately increase. However, if the Company’s stock price decreases the Free Shares Options purchase price is limited to a minimum purchase price of €2.58 per share, subject to certain exceptions. The fair value of the Free Shares Options was estimated to be $190,000, and such value is included in the purchase consideration. These Free Shares Options will be subject to fair value accounting and revalued at each reporting period. The outstanding free shares are recorded as a non-controlling interest in the unaudited pro forma condensed combined balance sheet.

In September 2018, the Company also provided TxCell with a $5.2 million loan (the “TxCell Loan”) that was deemed to be part of the purchase consideration for accounting purposes. The TxCell Loan, together with the cash paid to acquire the TxCell Ordinary Shares (approximately $75.0 million) and the estimated fair value of the Free Shares Options ($190,000), comprise the aggregate purchase consideration of approximately $80.4 million (such transactions, collectively, the “Acquisition”).

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the nine months ended September 30, 2018 are based on the historical financial statements of the Company and TxCell after giving effect to the Acquisition and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 is presented as if the Acquisition had occurred on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is presented as if the Acquisition had occurred on January 1, 2017, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 is presented as if the Acquisition had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial information was prepared based on (i) the historical consolidated results of operations and financial condition of the Company; (ii) the historical results of operations and financial condition of TxCell; and (iii) pro forma adjustments to reflect events that are directly attributable to the Acquisition and, with respect to the unaudited condensed combined statements of operations, that are expected to have a continuing impact on the combined results of the Company in future periods.

The preliminary determination of the fair value of the assets acquired and liabilities assumed used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The preliminary estimates are subject to potential adjustments based on management’s estimates of fair values of tangible and intangible assets acquired, liabilities assumed, and the non-controlling interest recorded, as well as certain tax-related matters. Upon completion of detailed valuation studies, the Company may make additional adjustments to the fair values, and these valuations could change significantly from those used to determine certain adjustments in the unaudited pro forma condensed combined financial statements. The Company expects the allocation of consideration transferred to be final within the measurement period (up to one year from the Acquisition date).

The unaudited pro forma condensed combined financial statements, including the notes thereto, do not reflect any potential cost savings or other synergies that could result from the Acquisition. The Acquisition will be accounted for using the acquisition method of accounting. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that would have been achieved if the Acquisition had been consummated on the dates indicated. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K/A.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto and other financial information pertaining to the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commissions (“SEC”) on March 1, 2018; the Company’s historical condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-

 Exhibit 99.3

Q for the quarter ended September 30, 2018, which was filed with the SEC on November 8, 2018; the historical audited financial statements of TxCell as of and for the year ended December 31, 2017 included in Exhibit 99.1 to this Form 8-K/A; and the historical unaudited financial statements of TxCell as of and for the nine months ended September 30, 2018 included in Exhibit 99.2 to this Form 8-K/A.

Sangamo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2018
(In thousands)

	Sangamo Historical	TxCell Historical US GAAP (in USD)		Pro Forma Adjustments	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$39,298	$7,625	A	$(2,951)	$43,972
Marketable securities	419,272	—			419,272
Interest receivable	683	—			683
Accounts receivable	5,567	—			5,567
Prepaid expenses and other current assets	3,382	2,404			5,786
Total current assets	468,202	10,029			475,280

Property and equipment, net	50,497	1,856			52,353
Goodwill	1,585	—	B	39,137	40,722
Other non-current assets	6,379	155	C	(5,222)	1,312
Non-current restricted cash	79,941	—	A	(74,987)	4,954
Intangible assets		20	D	55,000	55,020
Total assets	$606,604	$12,060			$629,641

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable and accrued liabilities	$16,424	$5,404	E	3,547	$25,375
Accrued compensation and employee benefits	6,605	5	F	996	7,606
Deferred revenues	51,094	—			51,094
Financial debts - current	—	13,905	G	(6,886)	1,797
			C	(5,222)
Total current liabilities	74,123	19,314			85,872

Deferred revenues, non-current	123,917	—			123,917
Build-to-suit lease obligation	26,928	—			26,928
Non-current liabilities	1,730	—	H	6,798	8,528
Financial debt - non-current	—	3,133			3,133
Debts related to leasing - non-current	—	—			—
Total liabilities	226,698	22,447			248,378
Stockholders' equity:
Common stock	1,018	5,383	I	(5,383)	1,018
Additional paid-in capital	923,164	29,818	I	(29,818)	923,164
Accumulated deficit	(544,032)	(45,620)	I	45,620	(544,032)
Accumulated other comprehensive loss	(244)	32	I	(32)	(244)
Total Sangamo Therapeutics Inc. stockholders' equity	379,906	(10,387)			379,906
Non-controlling interest			J	1,357	1,357
Total stockholders' equity	379,906	(10,387)			381,263
Total liabilities and stockholders' equity	$606,604	$12,060			$629,641

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Sangamo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2018
(In thousands, except per share amounts)

	Sangamo Historical	TxCell Historical US GAAP (in USD)		Pro Forma Adjustments	Pro Forma combined
Revenues:
Collaboration agreements	$57,378	$—			$57,378
Research grants	237	1,730			1,967
Total revenues	57,615	1,730			59,345
Operating expenses:
Research and development	81,612	8,802			90,414
General and administrative	32,381	3,528	K	(1,497)	34,412
Total operating expenses	113,993	12,330			124,826
Loss from operations	(56,378)	(10,600)			(65,481)
Interest and other income (loss), net	6,708	(1,077)	G	(399)	5,232
Loss before income taxes	(49,670)	(11,677)			(60,249)
Income taxes	—	—			—
Net loss	(49,670)	(11,677)			(60,249)
Net loss attributable to non-controlling interest	—	—	J	208	208
Net loss attributable to Sangamo Therapeutics, Inc. stockholders	$(49,670)	$(11,677)			$(60,041)
Loss per share
Basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	$(0.52)				$(0.63)
Shares used in computing basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	95,165				95,165

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Sangamo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2017
(In thousands, except per share amounts)

	Sangamo Historical	TxCell Historical US GAAP (in USD)		Pro Forma Adjustments	Pro Forma combined
Revenues:
Collaboration agreements	$35,960	$—			$35,960
Research grants	607	2,524			3,131
Total revenues	36,567	2,524			39,091
Operating expenses:
Research and development	65,728	9,762			75,490
General and administrative	27,200	4,622			31,822
Total operating expenses	92,928	14,384			107,312
Loss from operations	(56,361)	(11,860)			(68,221)
Interest and other income (loss), net	1,793	(464)	G	323	1,652
Loss before income taxes	(54,568)	(12,324)			(66,569)
Income taxes	—	—			—
Net loss	(54,568)	(12,324)			(66,569)
Net loss attributable to non-controlling interest	—	—	J	219	219
Net loss attributable to Sangamo Therapeutics, Inc. stockholders	$(54,568)	$(12,324)			$(66,350)
Loss per share
Basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	$(0.70)				$(0.85)
Shares used in computing basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	78,084				78,084

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Sangamo Therapeutics, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transactions and Basis of Presentation

Description of Transactions

On July 20, 2018, Sangamo Therapeutics, Inc. (the “Company” or “Sangamo”) entered into a Share Purchase Agreement (the “SPA”) with certain shareholders of TxCell S.A., a French société anonyme (“TxCell”), and the Company and TxCell entered into a Tender Offer Agreement (the “TOA”), pursuant to which the Company, directly or through a subsidiary, agreed to acquire 100% of the equity interests of TxCell. On October 1, 2018, the Company completed the acquisition of 13,519,036 ordinary shares of TxCell (“TxCell Ordinary Shares”), representing approximately 53% of the outstanding share capital and voting rights of TxCell, pursuant to the SPA (the “Block Transaction”).

On November 1, 2018, pursuant to the TOA, the Company commenced a cash tender offer (the “Offer”) to acquire all of the TxCell Ordinary Shares not held by the Company or any subsidiary of the Company for the same per share price paid in the Block Transaction (€2.58 or approximately $2.99 per share at an exchange rate of 1.160) (the “Offer Price”).  Following the completion of the Offer on November 23, 2018, the Company initiated compulsory squeeze-out procedures applicable to French public companies to acquire the remaining TxCell Ordinary Shares for the Offer Price.  Pursuant to the Block Transaction, open market purchases, the Offer and the squeeze-out procedures, the Company had acquired a total of 25,047,671 TxCell Ordinary Shares as of the date of filing this Form 8-K/A, representing approximately 98.2% of the outstanding share capital and voting rights of TxCell.

The Company also entered into arrangements with the holders of approximately 475,000 “free shares” of TxCell pursuant to which the Company has the right to purchase (call option) such shares from the holders thereof and such holders have the right to sell (put option) to the Company such shares from time to time through mid-2021 (the “Free Shares Options”). The purchase price for each such free share acquired by the Company upon exercise of a Free Shares Option will be based on the performance of the Company’s stock price from the announcement of the transactions contemplated by the SPA and TOA through the time of purchase (as of November 1, 2018 the Free Shares Options purchase price was valued at €2.58 per share or approximately $2.99 per share using an exchange rate of 1.160). For example, if the Company’s stock price increases during that time period, the Free Shares Options purchase price per share will proportionately increase. However, if the Company’s stock price decreases the Free Shares Options purchase price is limited to a minimum purchase price of €2.58 per share, subject to certain exceptions. The fair value of the Free Shares Options was estimated to be $190,000, and such value is included in the purchase consideration. These Free Shares Options will be subject to fair value accounting and revalued at each reporting period. The outstanding free shares are recorded as a non-controlling interest in the unaudited pro forma condensed combined balance sheet.

In September 2018, the Company also provided TxCell with a $5.2 million loan (the “TxCell Loan”) that was deemed to be part of the purchase consideration for accounting purposes. The TxCell Loan, together with the cash paid to acquire the TxCell Ordinary Shares (approximately $75.0 million) and the estimated fair value of the Free Shares Options ($190,000), comprise the aggregate purchase consideration of approximately $80.4 million (such transactions, collectively, the “Acquisition”).

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s and TxCell’s historical financial information, giving effect to the Acquisition and related adjustments described in these notes. The Company prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by the Securities and Exchange Commission rules and regulations.

The Company accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations”. The consideration for the Acquisition has been allocated to the assets acquired and liabilities assumed based on a preliminary determination of their fair values and may change when the final valuation of certain intangible assets and acquired working capital is determined.

2.	Purchase Consideration

Pursuant to the Block Transaction, on October 1, 2018 the Company purchased 13,519,036 TxCell Ordinary Shares at a per share price equal to the Offer Price, or approximately $40.5 million in the aggregate. After the completion of the Block Transaction, the Company paid cash to acquire an additional 11,528,635 TxCell Ordinary Shares for $2.99 per share (using an exchange rate of 1.160) for total consideration of approximately $34.5 million via open market purchases, the Offer, and the squeeze-out procedures through the date of filing of this Form 8-K/A. Further, the TxCell Loan is considered part of the purchase consideration.  Also included in the purchase consideration is the fair value of the Free Shares Options of approximately $190,000, based on an option pricing method. The fair value of the Free Shares Options will vary based on future changes in the Company’s stock price during the option period with such changes in fair value being recognized in operations. This estimated purchase consideration of $80.4 million is computed as follows (in thousands):

Cash paid to purchase TxCell Ordinary Shares in Block Transaction	$40,475
Cash paid to acquire TxCell Ordinary Shares in open market purchases, the Offer, and the squeeze out procedures	34,512
TxCell Loan	5,222
Estimated fair value of Free Shares Options	190
Total	$80,399

3.	TxCell Financial Statement Translation and Policy Alignment Adjustments

The historical financial statements of TxCell included as Exhibits 99.1 and 99.2 to this Form 8-K/A were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and presented in Euros. For purposes of preparing the unaudited pro forma condensed combined financial information the historical financial information of TxCell was translated from Euros to US dollars using the following historical exchange rates:

Period of Exchange Rate	$ / €
Balance Sheet as of September 30, 2018: Period end exchange rate as of September 30, 2018	1.16
Statement of Operations for the nine months ended September 30, 2018: Average exchange rate for that period	1.194
Statement of Operations for the year ended December 31, 2017: Average exchange rate for that period	1.129

As part of its integration efforts, the Company will continue its process of evaluating whether there are any significant differences in accounting policies that would require adjustment or reclassification of TxCell’s results of operations or reclassification of assets or liabilities in order to conform to U.S. GAAP and the Company’s accounting policies and classifications. As a result of that ongoing evaluation, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements. During the preparation of these unaudited pro forma condensed combined financial statements, the Company made the following adjustments in order for the TxCell historical financial information, under IFRS, to conform to the Company’s accounting policies and classifications, under U.S. GAAP:

1.

An adjustment to reduce intangible assets and increase accumulated deficit by $6.9 million to expense in-process research and development (“IPR&D”) obtained by TxCell through a prior period asset acquisition and recognized as an asset under IFRS, but which would not be capitalized under U.S. GAAP; and

2.	Reclassification of TxCell leasing obligations to financial debt. TxCell has historically presented leasing obligations separate from financial debt on its historical balance sheets.
4.	Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet and statements of operations include the following pro forma adjustments:

A.

To adjust cash and restricted cash for payments made or received by the Company and/or TxCell as part of the Acquisition. As part of the Acquisition, the Company paid cash consideration of approximately $75.0 million for the Block Transaction and the purchase of additional TxCell Ordinary Shares through the filing date of this Form 8-K/A via the Offer, open market purchases, and the squeeze out procedures. Immediately before the close of the Block Transaction, and per the terms of the SPA, TxCell used cash to redeem $3.6 million of TxCell convertible debt that was outstanding at October 1, 2018.  Additionally, subsequent to September 30, 2018 TxCell received approximately $0.6 million from warrant holders for the conversion of outstanding warrants into TxCell Ordinary Shares, which were then purchased by the Company as part of the Block Transaction.

Cash transactions (in thousands)	Cash and cash equivalents	Non-current restricted cash
Sangamo cash consideration for TxCell Ordinary Shares	$—	$(74,987)
TxCell cash used to settle outstanding convertible debt	(3,574)	—
Cash payment received by TxCell for converted warrants	623	—
Total	$(2,951)	$(74,987)

B.	Adjustment to recognize goodwill, computed as follows (in thousands):

Purchase consideration	$80,399
Fair value of non-controlling interest	1,357
Total value of TxCell	81,756

Less: Estimated fair value of assets acquired:
Cash	(4,674)
Current assets	(2,404)
Property and equipment	(1,856)
Other assets	(155)
Fair value of intangible assets acquired, primarily in-process research and development (IPR&D)	(55,020)
Plus: Estimated fair value of the liabilities assumed
Current liabilities	11,559
Deferred tax liability	6,798
Long-term liabilities	3,133
Goodwill	$39,137

Goodwill represents the excess of consideration transferred over the fair value of assets acquired and liabilities assumed and is attributable to the anticipated benefits of using TxCell’s expertise within the emerging fields of regulator T cell (“Treg”) and CAR-Treg (which are Tregs genetically modified with a chimeric antigen receptor).

C.	Adjustment to eliminate the TxCell Loan from the Company in contemplation of the Acquisition.
D.

Adjustment to recognize the fair value of IPR&D acquired as part of the Acquisition. The fair value of this asset was determined utilizing a weighted market, cost, and income valuation approach. IPR&D is recognized as an indefinite-lived intangible asset that is not amortized until the related technology is put into use by the Company, at which time the asset will be amortized over its estimated useful life. However, if at any time the Company concludes the technology is no longer realizable, the asset will be immediately expensed.

E.

Adjustment to recognize $3.3 million for the TxCell banker fee that was contingent upon the completion of the Acquisition and $0.2 million to recognize the estimated fair value of the Free Shares Options; both included in accounts payable and accrued liabilities.

F.	Reflects a $1.0 million change in control bonus to be paid to TxCell management, which is included in accrued compensation and employee benefits.
G.

Adjustment to eliminate TxCell historical convertible debt either redeemed in connection with the Block Transaction or converted into TxCell Ordinary Shares that were acquired as part of the Block Transaction in accordance with the original terms of these instruments. The adjustment also includes the elimination of interest expense related to these instruments from historical mark-to-market adjustments, as follows (in thousands):

Historical debt and debt like items	Balance
Payment to settle convertible debt	$(3,574)
Convertible debt that was converted into TxCell Ordinary Shares	(3,312)
Total convertible notes eliminated as part of the Acquisition	$(6,886)

Statement of operations impact	Twelve months ended December 31, 2017	Nine months ended September 30, 2018
Mark-to-market changes	$323	$(399)

H.

Adjustment to record deferred tax assets and liabilities resulting from the Acquisition. This adjustment includes a net deferred tax asset of $7.4 million, including a valuation allowance of $21.1 million, resulting from TxCell’s net operating losses and a deferred tax liability of $14.2 million resulting from the acquired IPR&D. The net effect results in the recognition of a $6.8 million deferred tax liability.

I.	Adjustment to eliminate TxCell’s historical equity balances.
J.

Adjustment to recognize the noncontrolling interest in TxCell as well as to reflect the share of TxCell net loss attributable to the noncontrolling interest for the periods presented. The fair value of the noncontrolling interest reflected in the balance sheet was estimated by multiplying the approximate 475,000 TxCell free shares not owned by the Company at the date of filing of this Form 8-K/A by the Offer Price (in thousands);

		Net loss attributable to non-controlling interest
	Fair value of non-controlling interest at September 30, 2018	Twelve months ended December 31, 2017	Nine months ended September 30, 2018
Non-controlling interest	$1,357	$(219)	$(208)

K.	Adjustment to eliminate the historical transaction costs incurred related to the Block Transaction that were expensed by the Company and TxCell.